Exhibit 10(e)

     LINCOLN NATIONAL CORPORATION

     Executives' Severance Benefit Plan
     (As effective November  9, 1995)

     Section 1. History, Plan Name and Effective Date. Effective August 12, 1982, the Board of Directors (the "Board") of Lincoln National Corporation (the "Corporation") established the Lincoln National Corporation Executives' Severance Benefit Plan (the "Plan"). The following provisions constitute an amendment, restatement and continuation of the Plan, effective as of November 9, 1995.

     Section 2. Purpose. The Corporation recognizes that the possibility of an unforeseen change of control is unsettling to its executives and the executives of its Affiliates. Therefore, this Plan is established to provide assurance to (i) encourage the attraction and continued employment of the executives, and assure their continuing dedication to their duties notwithstanding the threat or occurrence of a change of control; (ii) enable the executives, should the Corporation receive unsolicited proposals from third parties with respect to its future, to assess and advise the Board what action on those proposals would be in the best interests of the Corporation, its shareholders and the policyholders and other customers of its Affiliates, and to take such action regarding those proposals as the Board might determine appropriate, without being influenced by the uncertainties of their own situation;
(iii) demonstrate to the executives of the Corporation and its Affiliates that the Corporation is concerned with the welfare of the executives and intends to assure that loyal executives are treated fairly; and
(iv) provide the executives with compensation and benefits arrangements upon a change of control which are designed to ensure that the compensation and benefits expectations of the executives will be satisfied.

     Section 3. Employees Eligible to Participate. Individuals from a select group of key employees of the Corporation and its Affiliates shall be eligible to participate in the Plan. Members of the Corporation's Senior Management Committee (including any successor committee or other body having substantially similar responsibilities), as it shall be constituted from time to time, shall always be eligible to participate in the Plan. The Compensation Committee of the Board may specify additional employees at any time as eligible.

     Section 4. Effective Date of Executive's Participation. An employee shall become a participant in the Plan on the date specified in the Joinder Agreement executed by the employee and the Corporation. An employee who participates in the Plan is an "Executive."

     Section 5.Termination of Participation. If before a Change of Control (as hereinafter defined) of the Corporation occurs, (i) the Executive's employment terminates with the Corporation and its Affiliates, (ii) the Executive is no longer a member of the Corporation's Senior Management Committee (including any successor committee or other body having substantially similar responsibilities), or (iii) the Compensation Committee determines that an Executive otherwise is no longer eligible to participate in the Plan, the Executive shall thereafter not be entitled to any benefits under the Plan and all rights hereunder shall be forfeited; provided, however, that if the Executive can reasonably demonstrate that the change in his status (as described in subsections (i) through (iii) above) (y) was at the request of a third party who had taken steps reasonably calculated to effect a Change of Control, or (z) arose at the request or by action of the Corporation in connection with or anticipation of a Change of Control, then the Executive shall be deemed to have been a participant in the Plan on the date of the Change of Control and entitled to all the benefits provided in this Plan. An Executive whose change in status in the Plan, as described above, occurred within six (6) months before a Change of Control is presumed to have had a change of status in anticipation of a Change of Control.

     Section 6. Amount of Severance Benefit. The amount of the severance benefit shall be the greater of 200% of the Executive's Annual Compensation (as hereinafter defined) or 299.99% of the Executive's "base amount" as this term is defined in Sections 280G(b)(3)(A), 280G(d)(1) and 280G(d)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). "Annual Compensation" means the highest amount of all consideration paid or payable to the Executive by the Corporation and all Affiliates during
(i) either of the two calendar years immediately preceding the year in which the Change of Control occurred, or (ii) the calendar year immediately preceding the year in which his employment was terminated, as reflected on his Form W-2 filed with the Internal Revenue Service for the calendar year so determined and adding thereto compensation deferred at the Executive's election and excluding therefrom any payments he received for purposes of equalizing his after tax income with what he would have received had he been in the United States.

     Section 7.Change of Control. As used in this Plan, "Change of Control" means: (a) The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 7 are satisfied; or (b) Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation
(the "Board"), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or (d) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation; or (e) The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute an "acquisition of control" under subsection (c) or (d) of this
Section 7 of this Plan.

     Section 8. Payment of Benefits. (a) If within a three-year period commencing on the date of a Change of Control (the "Benefit Period"),
(i) the Corporation or any Affiliate terminates the employment of the Executive for any reason other than Cause, death or total and permanent disability (as defined in Section 18 hereof), or (ii) the Executive terminates his employment for Good Reason (as defined in Section 8(c) hereof), the amount of the severance benefit determined in accordance with
Section 6 shall be paid as a cash lump sum within 30 calendar days. An Executive who has a change in status as set forth in Section 5 prior to the Change of Control and who is still a participant in the Plan because of the provisions of Section 5 shall be treated as if the change in status occurred one day after the Benefit Period commenced.

     (b) The Corporation may terminate an Executive for Cause during the Benefit Period. As used in this Plan, "Cause" means:

        (i) conviction of a felony, or other fraudulent or willful misconduct materially and demonstrably injurious to the business or reputation of the Corporation by the Executive, or
       (ii) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation or one of its Affiliates (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief
Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed his duties.

For purposes of this Section 8(b), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. An Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in (i) or (ii) above and specifying the particulars thereof in detail.

  (c) The Executive's employment may be terminated by the Executive for Good Reason during the Benefit Period. As used in this Plan, "Good Reason" means, without the Executive's written consent:

     (i) a change in the Executive's status, positions or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect prior to such change;

    (ii) the assignment to the Executive of any duties or responsibilities which, in his reasonable judgment, are inconsistent with the Executive's position (including status, office, titles and reporting requirements) authority, duties or responsibilities; or other action by the Corporation or any Affiliate which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly after receipt of notice thereof given by the Executive;

   (iii) a reduction in the Executive's base salary as in effect on the date he became a participant in the Plan, or as the same may be increased from time to time during the term of his participation, or the Corporation's or any Affiliate's failure to increase within twelve (12) months of the Executive's last increase in base salary the Executive's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Corporation effected in the preceding twelve (12) months;

   (iv) the relocation of the principal executive offices of the Corporation or any Affiliate, whichever entity on behalf of which the Executive performs a principal function of that entity as part of his employment services, to a location more than thirty-five (35) miles from where it was, or the Corporation's requiring him to be based at any place other than the location at which he performed his duties before the Change of Control, except for required travel on the Corporation's or any Affiliate's business to an extent substantially consistent with his business travel obligations at the time of the Change of Control;

  (v) the failure to continue in effect this Plan, or to continue to provide the Executive all incentive, savings and retirement, bonus or other compensation plans, practices, policies or programs applicable generally to other peer executives of the Corporation or any Affiliate, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement opportunities, in each case, less favorable in the aggregate, than the most favorable of those provided by the Corporation and its Affiliates for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control or if more favorable to the Executive, those provided generally at any time after the Change of Control to other peer executives of the Corporation and its Affiliates;

  (vi) the failure to continue to provide the Executive and/or the Executive's family, as the case may be, with benefits under welfare benefit plans, practices, policies and programs provided by the Corporation and any of its Affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident plans and programs) to the extent applicable generally to other peer executives of the Corporations and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive and/or the Executive's family, as the case may be, with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, those provided generally at any time after the Change of Control to other peer executives of the Corporation and its Affiliates;
   (vii) the failure to provide or continue in effect benefits, including, without limitation, paid vacations, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, policies and programs of the Corporation and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its Affiliates;

  (viii) the failure to provide an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Corporation or its Affiliates at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as provided generally at any time thereafter to other peer executives of the Corporation and its Affiliates;

  (ix) the failure of any successor or assign of the Corporation to assume and expressly agree to perform the obligations under this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place;

(x) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination (as defined in Section 8(d) hereof) and a resolution satisfying the requirements of Section 8(b) hereof; and for purposes of this Plan, no such purported termination shall be effective; or
   (xi) any request by the Corporation or any Affiliate that the Executive participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct.

 For purposes of this Section 8(c), any good faith determination of "Good
Reason" made by the Executive shall be conclusive.   Anything in this Plan
to the contrary notwithstanding, a termination of employment by the Chief Executive Officer or the Chief Operating Officer of the Corporation for any reason during the Benefit Period shall be deemed to be a termination for Good Reason for all purposes of this Plan.

 (d) Any termination by the Corporation for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party to the Joinder Agreement given by hand delivery, registered or certified mail, return receipt requested, postage prepaid, to the last known home address of the Executive or to the address of the principal office of the Corporation, copy to the General Counsel. For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Corporation, respectively, hereunder, or preclude the Executive or the Corporation, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder.

  Section 9. Other Plans. (a) In the event benefits are payable to an Executive in accordance with Section 8, (i) the Executive shall (A) be paid all amounts due to the Executive under any incentive plan of the Corporation or any Affiliate (or successor plans) in which he participated immediately before the Change of Control, as provided in any such plan, and
(B) immediately be paid an additional amount such that when added to amounts due to the Executive under (A), the Executive shall have received the maximum stated benefit for each performance period in progress, pro-rated to the end of the most recently completed calendar quarter;

 (ii) the Executive's accrued benefits, if any, under the terms of all excess benefit plans (as defined in Section 3(36) of ERISA) and supplemental retirement plans maintained by the Corporation or any Affiliate shall immediately vest and be payable as provided in those plans;

 (iii) the Executive shall be entitled for the two year period following his termination of employment to participate at no charge and on the same basis (including family coverage) in all employee welfare benefit plans (as defined in Section 3(1) of ERISA) maintained by the Corporation or any Affiliate as of the date of the Change of Control, provided that any benefits to which the Executive may be entitled pursuant to this subsection
(iii) shall terminate automatically at any time the Executive secures and begins alternate employment and becomes entitled to substantially equivalent benefits; and, provided further, that the Executive (and his spouse) shall be entitled to retiree medical and dental coverage beginning on the date he attains age 55 and until his death, on the basis provided to similar retirees on the date of the Change of Control and at no additional cost to the Executive, if on the date of the Change of Control, the Executive has twenty-five years of service with the Corporation or any of its Affiliates, or has attained age 50;
     (iv) the Executive shall immediately be paid a lump sum amount equal to the value of any outstanding stock options which by their terms cannot be exercised the day following the Executive's termination of employment (the value of each option shall be equal to the higher of (y) the average of the high and low price of a share of stock, as quoted on the composite transactions table covering transactions on the New York Stock Exchange on the first date that the stock was traded on that Exchange which next precedes the date the Executive's employment terminated, or (z) if the stock is no longer traded, the price per share paid in the transaction giving rise to the Change of Control minus, in either case, the stock option's exercise price);

(v) the Executive shall, upon the tender to the Secretary of the Corporation of any restricted stock awards and dividend equivalents, be paid a lump sum amount equal to the value of any unvested shares of restricted stock as if all restrictions had been removed the day preceding the Change of Control, to the extent that such restricted stock award agreement does not provide for the immediate vesting of the restricted stock awards and dividend equivalents upon the Change of Control;

(vi) the Executive shall be entitled, for the two year period beginning the day after termination, to relocation benefits of $75,000.00 less any amounts actually received from another employer as payment of, or reimbursement for, relocation expenses;

(vii) the Executive shall be entitled to outplacement services, the scope and provider of which shall be selected by the Executive in his sole discretion, at the sole expense of the Corporation as incurred to a maximum of 15% of the Executive's Annual Compensation; and

(viii) the Executive's rights under any other benefit plan maintained by the Corporation or any Affiliate (or successor) shall be governed by the terms of that plan as in effect on the day immediately preceding the Change of Control.

(b) In the event the Accounting Firm (as defined in Section 10(b) hereof) shall make a bona fide determination that immediate cash payment to an Executive of any of the benefits provided for in Section 9(a) above would destroy an otherwise bona fide "pooling" transaction for financial reporting and tax purposes, then the Executive shall be paid the maximum in cash he can be paid without destroying pooling and all remaining amounts shall be paid in cash to the Executive as soon as such payments can be made, together with interest at the applicable federal rate (as defined in Section 1274(d) of the Code), without destroying "pooling."

Section 10. Certain Additional Payments by the Corporation. (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 10)
(a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young or such other nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation or the Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control or the Corporation, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Corporation to the Executive within two business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. In the event that the Corporation exhausts its remedies pursuant to Section 10(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly pad by the Corporation to or for the benefit of the Executive.

(c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gave such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Corporation any information reasonably requested by the Corporation relating to such claim,
(ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including; without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,
(iii)  cooperate with the Corporation in good faith to contest such claim, and
(iv) permit the Corporation to participate in any proceedings relating to such claim, provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest, deemed interest with respect to interest-free advances, and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

 (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 10(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 10(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 10(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

Section 11. Reimbursement of Legal Fees. The Corporation shall pay directly or reimburse an Executive (at the Executive's option) for any and all legal fees and expenses incurred by such Executive relating to the enforcement or enforceability of any obligations of the Corporation and its Affiliates under the Plan or relating to enjoining the Board from amending the Plan in a manner which is inconsistent with Section 15.

Section 12. Confidential Information. Each Executive who receives a severance benefit under this Plan agrees to retain in confidence any secret or confidential information known to him relating to the Corporation, its Affiliates and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its Affiliates and shall not be or become public knowledge (other than by acts of the Executive or a representative of the Executive in violation of this
Plan). After termination of the Executive's employment with the Corporation or any of its Affiliates, the Executive shall not, without prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall a violation or an asserted violation of the provisions of this Section 12 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Plan.

Section 13. Right or Title to Funds. In the event of a Change of Control, the Corporation shall immediately set aside, earmark, and contribute sufficient funds in cash to pay for any obligations it may have under this Plan as determined by the Accounting Firm, including no less than $5,000,000.00 to satisfy any obligation of the Corporation under Section 11, in a "Rabbi Trust". An Executive, and any successor in interest to him, shall be and remain a general creditor of the Corporation with respect to any promises to pay under this Plan in the same manner as any other creditor who has a general claim for an unpaid liability, provided, however, that the Executive shall have such rights against assets held in the Rabbi Trust that are provided in such Rabbi Trust agreement. The Corporation shall not make any loans or extend credit to an Executive which will be offset by benefits payable under this Plan.

Section 14. Binding Plan. The obligations under this Plan shall be binding upon and inure to the benefit of an Executive, his beneficiary or estate, the Corporation and any successor to the Corporation.

Section 15. Amendment, Suspension or Termination of Plan. This Plan may be amended at any time and from time to time by and on behalf of the Corporation by the Board, but no amendment shall operate to give the Executive, either directly or indirectly, any interest whatsoever in any funds or assets of the Corporation, except the right upon fulfillment of all terms and conditions hereof, as such terms and conditions may be amended, to receive the payments herein provided. No amendment, suspension or termination of this Plan shall operate in any way to reduce, diminish, or affect any of the benefits provided to any Executive if such amendment, suspension or termination
(i) arose by action of the Corporation in connection with or anticipation of a Change of Control, (ii) occurs coincident with a Change of Control, or
(iii) occurs after a Change of Control has occurred. Any such amendment, suspension or termination that occurs within six (6) months before a Change of Control is presumed to have been in anticipation of a Change of Control.

Section 16. No Effect on Employment. This Plan shall supplement and shall neither supersede any other contract of employment, whether oral or in writing, between the Executive and the Corporation or any Affiliate, nor affect or impair the rights and obligations of the Executive and the Corporation or any Affiliate, respectively, thereunder; and nothing contained herein shall impose any obligation on the Corporation or Affiliate to continue the employment of the Executive.

Section 17.    No Waiver.     Neither the failure nor the delay on the part of
the Executive in exercising any right, power or privilege hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege hereunder.
No remedy conferred hereunder is intended to be exclusive of any other remedy and each shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

Section 18. Definitions and Rules of Construction. Except where the context clearly indicates to the contrary, the following terms have the meanings specified:

     (a) "Joinder Agreement" means the document, in substantially the form attached as Exhibit A, agreed to by the Corporation by which the Executive affirmatively requests participation in the Plan according to its terms and conditions.

     (b) "Affiliate" means any corporation which directly or indirectly controls or is controlled by or is under common control with the Corporation. For purposes of this definition control means the power to direct or cause the direction of the management and policies of a corporation through the ownership of voting securities.

     (c) "Total and permanent disability" means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The determination of whether an Executive is totally and permanently disabled shall be made by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative.

     (d)  The pronouns "he," "him," and "his" include the other sex.

     (e) This Plan may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     (f) The headings in this Plan are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

                                          LINCOLN NATIONAL CORPORATION

     Exhibit A

     LINCOLN NATIONAL CORPORATION

     Executives' Severance Benefit Plan Joinder Agreement

     I, ____________________________________, hereby agree to the terms and conditions of Lincoln National Corporation's Executives' Severance Benefit Plan (the "Plan"), as established on [_________________] and as it may be amended, and request participation thereunder effective as of _____________, 199__.

     I acknowledge that, so long as a Change of Control (as defined in the Plan) has not occurred, the Corporation is under no obligation to continue the Plan or my participation therein and that being a participant thereunder in no way guarantees my employment.

     My participation in the Plan shall become effective as of the effective date above stated without further notice upon receipt and approval of this document by the Corporation.




Date                               Signature of Executive


     Lincoln National Corporation agrees to the terms and conditions of the Plan and participation in that Plan by the above named Executive and acknowledges his/her participation this ____ day of __________________, 199__.

                              LINCOLN NATIONAL CORPORATION


                              By
                                   Chief Executive Officer


APPROVED:



Chairman of the Compensation Committee
Board of Directors
Lincoln National Corporation
INDS01  JAS  134710/111029